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                    INCENTIVE STOCK OPTION GRANT AGREEMENT
                                  UNDER THE
            NET2000 COMMUNICATIONS, INC. 1999 STOCK INCENTIVE PLAN

      This Grant Agreement (the "Agreement") is entered into this 10th day of February, 2000, by and between NET2000 COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and Clayton A. Thomas, Jr. (the "Employee"), effective as of February 10, 2000 (the "Grant Date").

      In consideration of the premises, mutual covenants and agreements herein, the Company and the Employee agree as follows:

      1. Grant of Option. The Company hereby grants to the Employee, pursuant to the NET2000 COMMUNICATIONS, INC. 1999 Stock Incentive Plan (the "Plan"), an incentive stock option to purchase from the Company, at a price of $12.00 per share (the "Exercise Price"), 100,000 shares of Common Stock of the Company, $.01 par value per share ("Stock"), subject to the provisions of this Agreement and the Plan (the "Option"). The Option shall expire at 5:00 p.m. Eastern Time on the last business day preceding the tenth anniversary of the Grant Date (the "Expiration Date"), unless fully exercised or terminated earlier.

      2. Terminology. Unless stated otherwise in this Agreement, capitalized terms in this Agreement shall have the meaning set forth in the Plan. Except where the context otherwise requires, the term "Company" shall include NET2000 COMMUNICATIONS, INC. and its Affiliates.

      3.    Exercise of Option.

            (a) Right to Exercise. Except as otherwise provided in this Agreement, this Option may be exercised as to its vested portion at any time and from time to time, in whole or in part, on or before the Expiration Date or earlier termination of the Option. In the event of the Employee's death, disability, or other termination of employment or service relationship, the exercisability is governed by Section 4 below.

            (b) Vesting. The Option vests as follows: 25% of the shares shall be vested on the first anniversary of the Grant Date, with the remainder of the shares vesting 1/36 per month thereafter (the "Standard Vesting Schedule"). Notwithstanding the foregoing, if the Company attains one of the following benchmarks for a thirty (30) day period, then the Option shall vest at the greater of (a) the Standard Vesting Schedule or (b) as follows:

--------------------------------------------------------------------------------
Benchmark                                      Percent of Option vested
--------------------------------------------------------------------------------

Market Capitalization of the Company reaches
$667 million                                   33%
--------------------------------------------------------------------------------
Market Capitalization of the Company reaches
$833 million                                   67%
--------------------------------------------------------------------------------
Market Capitalization of the Company reaches
$1 billion                                     100%
--------------------------------------------------------------------------------

            All vesting under this section is conditioned upon the Employee remaining in the continuous employ of or in a service relationship with the Company from the Grant Date through the applicable date upon which vesting is scheduled to occur. If, within 24 months after a Change in Control,

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(i) the Employee's employment with the Company is terminated by the Company without Cause; (ii) the Employee terminates his or her employment with the Company due to the relocation of the Employee's principal place of work at the time of the Change in Control to more than 30 miles away; (iii) the Employee suffers a reduction of 5% or more of his or her cash compensation; or (iv) the Employee suffers a material diminution of his or her title, duties or responsibilities, then the Employee shall become 100% vested upon the date of such termination, relocation, reduction or diminution.

      For the purposes of this Agreement, the term "Change in Control" shall mean (i)the acquisition by any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of Net2000 Communications, Inc. (the "Outstanding Company Common Stock"); or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "outstanding Company Voting Securities); (ii) the closing of a sale or conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation or other reorganization or business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity are not persons who held voting capital stock of the Company immediately prior to such transaction; provided, however, that for purposes of this Agreement, the following acquisitions shall not constitute a Change in Control: (y) any acquisition by the Company; or (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

            (c) Exercise Procedure. Subject to the conditions set forth in this Agreement, this Option shall be exercised by delivery of written notice of exercise on any business day to the Corporate Secretary of the Company, or any individual designated by the Corporate Secretary, in such form as the Plan Administrator may require from time to time. Such notice shall specify the number of shares in respect of which the Option is being exercised and shall be accompanied by full payment of the Exercise Price for such shares in accordance with Section 3(d) of this Agreement. The exercise shall be effective upon receipt by the Corporate Secretary of the Company, or any individual designated by the Corporate Secretary, of such written notice accompanied by the required payment or properly executed, irrevocable instructions to effectuate a broker-assisted cashless exercise. The Option may be exercised only in multiples of whole shares and may not be exercised at any one time as to fewer than one hundred shares (or such lesser number of shares as to which the Option is then exercisable). No fractional shares shall be issued pursuant to this Option.

            (d) Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, as determined by the Administrator in its discretion at the time of exercise:

   i. by delivery of cash, certified or cashier's check, money order or other cash equivalent acceptable to the Administrator in its discretion;

   ii. by tender (via actual delivery or attestation) to the Company of other shares of Stock of the Company through a registered broker which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that such shares have been owned by the Employee for a period of at least six months or were purchased on the open market without assistance, direct or indirect, from the Company;

   iii. by a broker-assisted cashless exercise; or


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   iv.  by any other method approved by the Plan Administrator.

            (e) Issuance of Shares upon Exercise. Upon due exercise of the Option, in whole or in part, in accordance with the terms of this Agreement, the Company shall issue to the Employee, the brokerage firm specified in the Employee's delivery instructions pursuant to a broker-assisted cashless exercise, or such other person exercising the Option, as the case may be, the number of shares of Stock so paid for, in the form of fully paid and nonassessable stock and shall deliver certificates therefor as soon as practicable thereafter. The stock certificates for any shares of Stock issued hereunder shall, unless such shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such shares.

      4.     Termination of Employment or Service.

            (a) Exercise Period Following Cessation of Employment or Service Relationship, In General. If the Employee ceases to be employed by, or in a service relationship with, the Company for any reason other than death, total and permanent disability (as defined in Section 4(b) below) or discharge for "Cause" (as defined in Section 4(d) below), (i) this Option shall terminate immediately upon such cessation to the extent it is unvested, and (ii) this Option shall be exercisable during the 90-day period following such cessation to the extent it is vested, but in no event after the Expiration Date. Unless sooner terminated, this Option shall terminate in its entirety upon the expiration of such 90-day period.

            (b)   Disability of Employee.  Notwithstanding the provisions of
Section 4(a) above, if the Employee ceases his or her employment or other service relationship with the Company as a result of his or her total and permanent disability, (i) this Option shall terminate immediately upon such cessation to the extent it is unvested, and (ii) this Option shall be exercisable during the 12-month period following such cessation to the extent it is vested, but in no event after the Expiration Date. Unless sooner terminated, this Option shall terminate in its entirety upon the expiration of such 12-month period. For purposes of this Agreement, "total and permanent disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Plan Administrator may require such proof of total and permanent disability as the Plan Administrator in its sole discretion deems appropriate and the Plan Administrator's good faith determination as to whether the Employee is totally and permanently disabled shall be final and binding on all parties concerned.

            (c) Death of Employee. If the Employee dies prior to the Expiration Date or other termination of the Option, (i) this Option shall terminate immediately upon the Employee's death to the extent it is unvested, and (ii) this Option shall be exercisable during the 12-month period following the date of death of the Employee to the extent it is vested, but in no event after the Expiration Date, by the Employee's executor, personal representative, or the person(s) to whom this Option is transferred by will or the laws of descent and distribution. Unless sooner terminated, this Option shall terminate in its entirety upon the expiration of such 12-month period.

            (d) Cause. Notwithstanding anything to the contrary herein, this Option shall terminate in its entirety, regardless of whether the Option is vested in whole or in part, immediately upon the Employee's discharge of employment or other service relationship for Cause or upon the Employee's commission of any act that would constitute Cause during any period following the cessation of employment or other service relationship during which the Option otherwise would be exercisable. For purposes of this Agreement, "Cause" means (i) Employee's failure or refusal to perform any assigned

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duty; (ii) misconduct or dishonesty by Employee in connection with the performance of his or her duties, including but not limited to, the Employee's failure to observe the policies of the Company; (iii) disloyalty, misappropriation of funds by Employee, Employee's commission of a felony or commission of a misdemeanor involving moral turpitude, or fraudulent or unethical conduct by Employee related to or affecting Employee's employment; or
(iv) any breach of any provision of any employment, confidentiality, non-disclosure, non-competition, non-solicitation or other similar agreement (as amended, from time to time), executed by the Employee for the benefit of the Company, all as determined by the Plan Administrator, which determination shall be conclusive and binding for all purposes hereunder.

      5. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement shall alter the employment status or service relationship of the Employee, nor be construed as a contract of employment or other service relationship between the Company and the Employee, or as a contractual right of Employee to continue in the employ of, or in a service relationship with, the Company, or as a limitation of any rights of the Company regarding the Employee's employment.

      6. No Rights as a Stockholder. The Employee shall not have any of the rights of a stockholder with respect to the shares of Stock that may be issued upon the exercise of the Option until such shares of Stock have been issued to him or her upon the due exercise of the Option. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued.

      7. Adjustments for Changes in Capitalization Business Combinations, Etc. The provisions of this Section 7 shall supersede the provisions of
Section 7(d) of the Plan with respect to this Option.

           (a) In the event of a stock dividend of, or stock split or reverse stock split affecting, Common Stock, the number of shares covered by and the exercise price and other terms of this Agreement, shall, without further action of the Board, be adjusted equitably to reflect such event. The Plan Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise as a result of the stock dividend, stock split or reverse stock split.

           (b) In the event of any other changes affecting the Common Stock, the Company or its capitalization, by reason of any spin-off, split-up, dividend or recapitalization, or any merger, consolidation or share exchange, that does not result in a Change in Control, the Plan Administrator, in its discretion and without the consent of the Employee, may make any adjustments in this Agreement it deems appropriate, including but not limited to changes to the number and type of securities subject to this Agreement. Nothing in this Section 7(b) shall permit any change in this Agreement in connection with any merger, consolidation or share exchange, that results in a Change in Control.

           (c) Notwithstanding anything in the Plan to the contrary, the Plan Administrator, in its sole discretion and without the consent of the Employee, may make any modifications to this Option, including but not limited to cancellation, forfeiture, surrender or other termination of the Option in whole or in part regardless of the vested status of the Option, but only to the extent necessary to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

           (d) The Administrator is authorized to make, in its discretion and without the consent of the Employee, adjustments in the terms and conditions of, and the criteria included in, the Option in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles,


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whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

      8. Qualified Nature of the Option. This Option is intended to qualify as an incentive stock option within the meaning of Code section 422 ("Incentive Stock Option"), to the fullest extent permitted by the law, and this Agreement shall be so construed.

      9. Notice of Disqualifying Disposition. If the Employee makes a disposition (as that term is defined in Code section 424(c)) of any shares of Common Stock acquired pursuant to this Option within two years of the Grant Date or within one year after the shares of Common Stock are transferred to the Employee, the Employee shall notify the Administrator of such disposition in writing within 30 days of the disposition.

      10. Withholding of Taxes. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Employee hereby authorizes withholding from payroll or any other payment of any kind due the Employee and otherwise agrees to make adequate provision for federal, state, local or other taxes required by law to be withheld, if any, which arise in connection with the Option (including upon a disqualifying disposition within the meaning of Code section 421(b)). The Company may require the Employee to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option. If the Employee does not make such payment when requested, the Company may refuse to issue any stock certificate under the Plan until arrangements satisfactory to the Administrator for such payment have been made.

      11. Nontransferability of Option. This Option is nontransferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Employee, the Option may be exercised only by the Employee or, during the period the Employee is under a legal disability, by the Employee's guardian or legal representative. Except as provided above, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

      12. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail or overnight commercial courier, addressed to the Employee at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

      13. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the stock option granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the stock option granted hereunder shall be void and ineffective for all purposes.

      14. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Option except as provided in Section 7 of this Agreement or in a written document signed by each of the parties hereto.



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      15.   Conformity with Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan, except as specifically provided in Section 7. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.

      16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, other than the conflict of laws principles thereof.

      17. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      18. Execution. This Agreement is voidable by the Company if the Employee does not execute and return the Agreement to the Company within 30 days of its execution by the Company.


      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the date first above written.



                                    NET2000 COMMUNICATIONS, INC.



                                    Signature:    /s/ C.A. Heintzelman
                                              --------------------------

                                    Print Name:    C.A. Heintzelman
                                               -------------------------

                                    Date:             2/10/00
                                         -------------------------------

The undersigned hereby acknowledges that he/she has carefully read this Agreement and the Plan and agrees to be bound by all of the provisions set forth in such documents.

                                    EMPLOYEE



                                    Signature:   /s/ Clayton A Thomas, Jr
                                              ----------------------------
                                    Print Name:    Clayton  A. Thomas, Jr.
                                               ----------------------------
                                    Date:                2/10/00
                                         ----------------------------------

Enclosure:  Net2000 Communications, Inc. 1999 Stock Incentive Plan





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